UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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First Century Bankshares

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST CENTURY BANKSHARES, INC.

500 Federal Street

Bluefield, West Virginia 24701

March 21, 2003

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of First Century Bankshares Inc., (the “Company”) a West Virginia corporation and owner of all of the outstanding common stock of its subsidiary, First Century Bank, N.A., Bluefield, West Virginia, which will be held on Tuesday, April 15, 2003, at 11:00 o’clock a.m., at Fincastle Country Club, Route 720, Double Gates, Bluefield, Virginia.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting, you are requested to complete, date, sign and return the enclosed proxy in the enclosed envelope for which postage has been paid. If you have any questions regarding the information in the attached proxy materials, please do not hesitate to call First Century Bank, N.A., (304)325-8181.

You will be asked at the meeting to fix the number of directors for the Company for the ensuing year at fourteen (14), and to elect the nominees submitted for your consideration in the accompanying Proxy Statement. You will also be asked to ratify the selection of independent auditors for the Company for the year ending December 31, 2003.

You are urged to read this accompanying Proxy Statement carefully, as it contains detailed information regarding the nominees for directors of the Corporation and the independent auditors of the Corporation.

Very truly yours,

/s/ B. L. Jackson, Jr.
B. L. Jackson, Jr. Chairman of the Board

/s/ R. W. Wilkinson
R. W. Wilkinson, President and Chief Executive Officer

FIRST CENTURY BANKSHARES, INC.

500 Federal Street

Bluefield, West Virginia 24701

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	11:00 a.m. on Tuesday, April 15, 2003

PLACE	Fincastle Country Club Route 720, Double Gates Bluefield, Virginia

ITEMS OF BUSINESS	(1) To fix the number of directors for the Company for the ensuing year at fourteen (14) and to elect the nominees submitted for your consideration;

(2) Ratify the selection of the Company’s independent auditors for the fiscal year ending December 31, 2003; and

(3) To transact such other business as may properly come before the meeting. The Board of Directors at present knows of no other business to come before the annual meeting.

RECORD DATE	Only those shareholders of record at the close of business on March 17, 2003 shall be entitled to notice and to vote at the meeting.

ANNUAL REPORT	Our 2002 Annual Report, which is not a part of the proxy materials, is enclosed.

PROXY VOTING

It is important that your shares be represented and voted at the Meeting. Please MARK, SIGN, DATE and PROMPTLY RETURN the enclosed proxy card in the postage-paid envelope. Any proxy may be revoked prior to its exercise at the Meeting.

March 21, 2003	B. L. Jackson Chairman of the Board

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First Century Bankshares, Inc. 500 Federal Street Bluefield, West Virginia 24701

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of First Century Bankshares, Inc. (“First Century,” the “Company,” “we,” or “us”), a West Virginia corporation, of proxies to be voted at our 2003 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on April 15, 2003, beginning at 11:00 a.m. The Meeting will be held at the Fincastle Country Club, Route 720, Double Gates, Bluefield, Virginia.

Shareholders Entitled to Vote

Holders of record of First Century common shares at the close of business on March 17, 2003 are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were 1,991,000 common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Meeting.

Proxies

Your vote is important. Shareholders of record may vote their proxies by mail. If you choose to vote by mail, a postage-paid envelope is provided.

Proxies may be revoked at any time before they are exercised by (1) written notice to the Secretary of the Company, (2) timely delivery of a valid, later-dated proxy or (3) voting at the Annual Meeting.

You may save us the expense of a second mailing by voting promptly. Choose one of the following voting methods to cast your vote.

Vote By Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to us in the postage-paid envelope provided.

Voting at the Annual Meeting

The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting in accordance with your instructions. If you sign your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting of Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

List of Shareholders

A list of shareholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at our offices at 500 Federal Street, Bluefield, West Virginia 24701, beginning on March 25, 2003, between the hours of 9:00 a.m. and 4:00 p.m. You may also obtain a list by contacting the Secretary of the Company

Required Vote

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

A plurality of the votes cast is required for the election of Directors. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

In the election of directors, shareholders cast one (1) vote for each nominee for each share held. However, every shareholder has the right of cumulative voting, in person or by proxy, in the election of directors. Cumulative voting gives each shareholder the right to aggregate all votes which he or she is entitled to cast in the election of directors and to cast all such votes for one candidate or distribute them among as many candidates and in such a manner as the shareholder desires.

Cumulative Voting

At our 2003 Annual Meeting, the number of directors to be elected is fourteen (14). Each shareholder has the right to cast one (1) vote in the election of directors for each share of stock held on the record date. If you wish to exercise, by proxy, your right to cumulative voting in the election of directors, you must provide a proxy showing how your votes are to be distributed among one or more candidates. Unless contrary instructions are given by a shareholder who signs and returns a proxy, all votes for the election of directors represented by such proxy will be divided equally among the fifteen (15) nominees. If cumulative voting is invoked by any shareholder, the vote represented by the proxies delivered pursuant to this solicitation, which do not contain contrary instructions, may be cumulated at the discretion of the Board of Directors of First Century Bankshares, Inc. in order to elect to the Board of Directors the maximum nominees named in this proxy statement.

On the record date, there were 1,991,000 shares of common stock outstanding which are held by approximately 574 shareholders of record. A majority of the outstanding shares of First Century Bankshares, Inc. will constitute a quorum at the meeting.

The affirmative vote of a majority of the votes cast is required to approve the appointment of PricewaterhouseCoopers LLP. Abstentions and broker “non-votes” are not counted for purposes of approving this matter.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission, facsimile transmission or by telegram. Brokers, fiduciaries, custodians and other nominees have been requested to forward solicitation materials to the beneficial owners of the Company’s common stock. Upon request we will reimburse these entities for their reasonable expenses.

Shareholder Account Maintenance

We act as our own Transfer Agent. All communications concerning accounts of shareholders of record, including address changes, names changes, inquiries as to requirements to transfer common shares and similar issues can be handled by calling the Financial Services Division of First Century Bank, N.A. at (304) 324-3276.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in First Century shares with the SEC. Based on our records and other information, we believe that in 2002 our Directors and executive officers met all applicable SEC filing requirements, except for Mr. Swope who inadvertently failed to file an initial statement of beneficial ownership on Form 3.

GOVERNANCE OF THE COMPANY

Board and Committee Membership

During 2002, the Board of Directors met five (5) times. The Board of Directors of the Company has a standing Executive Committee, Audit and Compliance Committee and Compensation Committee. The following directors attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the board on which he served: Eustace Frederick, Marshall S. Miller, Scott H. Shott and Walter L. Sowers.

Name	Board		Executive Committee		Audit and Compliance	Compensation Committee
Paul Cole, Jr.	X
Eustace Frederick	X				X
B. L. Jackson, Jr.	X	*			X
Robert M. Jones, Jr.	X		X	*		X	*
Marshall S. Miller	X
Charles A. Peters	X		X			X
Byron K. Satterfield	X
John H. Shott	X
Scott H. Shott	X		X			X
Walter L. Sowers	X				X
Wm. Chandler Swope	X
J. Brookins Taylor	X
Frank W. Wilkinson	X		X
R. W. Wilkinson	X		X

2002 Meetings	5		4		4	3

*	Chair

The Executive Committee

The Executive Committee is comprised of five directors, Robert M. Jones, Jr., Charles A. Peters, Scott H. Shott, Frank W. Wilkinson and R. W. Wilkinson. The Executive Committee makes recommendations regarding nominees to the Board of Directors, and is responsible for the management of the budget, development of policies and implementation of such policies and review of personnel and salaries. The Executive Committee performs such duties and exercises the powers delegated to it by the Board of Directors.

The Audit and Compliance Committee

The Audit and Compliance Committee has the primary responsibility to review and evaluate significant matters relating to audit, internal control and compliance. It reviews, with representatives of the independent auditors, the scope and results of the examination of financial statements, audit fees and any recommendations with respect to internal controls and financial matters. This committee is also responsible for monitoring trust activities, including the review of the assets in each trust as to their safety and current value, and the advisability of retaining or disposing of such assets. A copy of the revised Audit Committee Charter is attached to these proxy materials as Appendix A.

Current members of this committee are Eustace Frederick, B. L. Jackson, and Walter L. Sowers.

Under the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers, the Board of Directors has determined that all members of the audit committee are independent. For information concerning the audit fees paid by the Company in 2002 and for information about the Company’s auditors generally, see The Audit and Compliance Committee Report on page 9.

Compensation Committee

The Compensation Committee consists of the non-employee members of the Executive Committee. This Committee establishes the compensation and evaluates the performance of the President and CEO and other executive officers.

Related Transactions

Directors and executive officers of the Company and its subsidiaries, members of their immediate families, and business organizations and individuals associated with them have been customers of, and have had normal banking transactions with, First Century Bankshares, Inc. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

Indemnification

We indemnify our Directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is required under our By-laws.

Fees and Benefit Plans for Directors

Directors of the Company do not receive a fee for their services. Board fees are paid by our subsidiary bank. Directors of First Century Bankshares, Inc. receive the following compensation.

Meeting Fees. Non-employee Directors of the Company are paid a retainer fee of $1,500 for board meeting attendance and $100 for each committee meeting attended during the year. Directors of the Company who are also directors of First Century Bank, N.A. receive compensation in the amount of $300 for each board meeting attended and $100 for each committee meeting attended.

Employee directors do not receive board fees for their service on the Company’s Board and on the board of the Company’s subsidiary.

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors currently consists of one class of fourteen (14) Directors. Fourteen (14) Directors will be elected at our 2003 Annual Meeting to serve for a one-year term expiring at our Annual Meeting in the year 2004.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the fourteen nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of such nominees. Each nominee elected as a Director will continue in office until his or her successor has been elected, or until his or her death, resignation or retirement.

The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2004 at the Annual Meeting: Paul Cole, Jr., Eustace Frederick, B. L. Jackson, Jr., Robert M. Jones, Jr., Marshall S. Miller, Charles A. Peters, Byron K. Satterfield, John H. Shott, Scott H. Shott, Walter L. Sowers, Wm. Chandler Swope, J. Brookins Taylor, Frank W. Wilkinson and R. W. Wilkinson.

The Board of Directors recommends a vote FOR the election of these nominees for election as Directors.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The principal occupation and certain other information about the nominees for Director are set forth on the following pages.

Security Ownership of Directors and Officers

As of March 1, 2003, Directors and the named executive officers of the Company:

•	owned beneficially, directly or indirectly, the number of shares of common stock indicated; and

•	held the number of options exercisable within sixty (60) days after that date, to purchase the number of shares indicated pursuant to the Company’s Stock Option Plans.

All Directors and executive officers as a group owned 458,319 shares or 23.02% of the Company’s common stock.

Family Relationships

Mr. Frank W. Wilkinson is the son of R. W. Wilkinson. Scott H. Shott is John H. Shott’s uncle.

Name and Age as of the April 15, 2003 Meeting Date		Position, Principal Occupation Business Experience and Directorships	Amount of Beneficial Ownership of Shares of Common Stock and Options

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2004

			Shares		Options	%
Paul Cole, Jr.	71	President, Cole Motor Company and Cole Chevrolet—Cadillac; Director of the Company since 1998.	21,500	(1)	1,500	1.08%

Eustace Frederick	72	Mining Engineering Consultant; formerly Senior Vice President, Consolidation Coal Company; Director of the Company since 1987.	3,200	(2)	1,500	*

B. L. Jackson	78	Formerly, President, The First National Bank of Bluefield. Chairman of the Board of the Company. Director of the Company since 1983.	14,452	(3)	1,500	*

Robert M. Jones	50	Physician and Surgeon. Vice Chairman of the Board of the Company. Director of the Company since 1993.	73,380		1,500	3.69%

Marshall S. Miller	60	President, Marshall Miller & Associates, Director of the Company since 2000.	2,600		1,500	*

Charles A. Peters	80	President, Peters Equipment, Inc. Secretary of the Company. Director of the Company since 1983.	13,260	(4)	1,500	*

Byron K. Satterfield	64	Executive Vice President and Trust Officer of First Century Bank, N.A. Director of the Company since 1984.	16,420	(5)	5,916	*

John H. Shott	54	Attorney, Shott, Gurganus & Williamson. Director of the Company since 1999.	5,501		1,500	*

Scott H. Shott	76	Vice President, The Hugh I. Shott, Jr., Foundation. Director of the Company since 1985.	26,052		1,500	1.31%

Walter L. Sowers	63	Chairman and CEO, Pemco Corporation, Manufacturer of Electrical Products. Director of the Company since 1983.	7,451		1,500	*

Wm. Chandler Swope	60	President, Swope Construction Company. Director of the Company since 2001.	2,100	(6)	1,500	*

Name and Age as of the April 15, 2003 Meeting Date		Position, Principal Occupation Business Experience and Directorships	Amount of Beneficial Ownership of Shares of Common Stock and Options

			Shares		Options	%
J. Brookins Taylor	76	Physician. Director of the Company since 1984	35,796	(7)	1,500	1.80%

Frank W. Wilkinson	41	Executive Vice President and Chief Operating Officer, First Century Bank, N.A. Director of the Company since 1996.	12,750	(8)	4,140	*

R. W. Wilkinson	70	President and Chief Executive Officer of the Company and First Century Bank, N.A. Director of the Company since 1983.	219,100	(9)	19,056	11.00%

*	Indicates the Director owns less than 1% of the Company’s issued and outstanding shares.

(1)	Includes 21,000 shares owned of record by Mr. Cole. Also, includes 500 shares owned of record by Mr. Cole’s wife.

(2)	Includes 2,000 shares owned of record by Mr. Frederick. Also, includes 1,200 shares owned of record by Mr. Frederick’s children.

(3)	Includes 7,976 shares owned of record by Mr. Jackson. Also, includes 5,796 shares owned of record by Mr. Jackson’s wife and 680 shares owned of record by Mr. Jackson’s children.

(4)	Includes 11,255 shares owned of record by Mr. Peters. Also, includes 2,005 shares owned of record by Mr. Peters’ wife.

(5)	Includes 12,020 shares owned of record by Mr. Satterfield. Also, includes 1,000 shares controlled by Mr. Satterfield as trustee of a family trust, and 3,400 shares owned by Mr. Satterfield’s wife.

(6)	Includes 1,600 shares owned of record by Mr. Swope. Also includes 500 shares owned of record by Mr. Swope’s wife.

(7)	Dr. Taylor disclaims beneficial ownership of 35,196 shares which shares are held in trust for the benefit of Dr. Taylor’s wife.

(8)	Includes 8,550 shares owned of record by Mr. Wilkinson. Also includes 4,200 shares owned by Mr. Wilkinson’s children.

(9)	Includes 199,100 shares owned of record by Mr. Wilkinson. Also includes 20,000 shares owned of record by Mr. Wilkinson’s wife, as to which Mr. Wilkinson disclaims beneficial ownership.

Effective September 9, 2002, C. E. Richner retired from the Board of Directors of the Company. We are grateful to Mr. Richner for his dedicated service as a board member, and we thank him for the commitment of his time and talent on behalf of First Century.

ITEM 2—APPROVAL OF AUDITORS

The Board of Directors has appointed PricewaterhouseCoopers LLP to serve as our independent auditors for 2003 subject to the ratification of our shareholders. For information concerning the audit fees paid by the Company in 2002 and for information about the Company’s auditors generally, see the Audit and Compliance Committee Report on p. 9 of these Annual Meeting Materials.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions. They will also have the opportunity to make a statement if they desire to do so.

The affirmative vote of a majority of votes cast on this proposal is required for the approval of this proposal.

The Board of Directors recommends a vote FOR the approval of PricewaterhouseCoopers LLP as our independent auditors for the year 2003.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors of the Company is composed of three independent directors. The members of the Audit and Compliance Committee are Eustace Frederick, B. L. Jackson and Walter L. Sowers.

The Audit and Compliance Committee operates under a written charter adopted by the Board of Directors.

The Audit and Compliance Committee has reviewed the audited financial statements of the Company for the fiscal year ended December 31, 2002, and discussed them with Management and the Company’s independent accountants, PricewaterhouseCoopers LLP. The Audit and Compliance Committee also has discussed with the independent accountants the matters required to be discussed by the Auditing Standards Board Statement of Auditing Standards No. 61.

The Audit and Compliance Committee has received from the independent accountants the written disclosures and letter required by the Independence Standards Board Standard No. 1, and the Audit and Compliance Committee has discussed with the accountants their independence from the Company and Management.

Based on the review and discussions described above, the Audit and Compliance Committee recommended to the Board of Directors that the Company’s audited financial statements for the fiscal year ended December 31, 2002, be included in the Company’s Annual Report on Form 10-K for that fiscal year.

In connection with new standards for independence of the Company’s external auditors issued by the Securities and Exchange Commission, during the 2002 fiscal year, the Audit and Compliance Committee will consider in advance whether the provision of any non-audit services by the Company’s independent accountants is compatible with maintaining such independence.

Audit Fees

PricewaterhouseCoopers LLP billed the Company $77,500 for the audit services it provided with respect to its audit of the Company’s financial statements during the fiscal year ended December 31, 2002, and its review of the Company’s Forms 10-Q.

All Other Fees

In addition to the audit fees the Company paid PricewaterhouseCoopers LLP $7,000 in out-of-pocket expenses, $13,250 in tax review fees and $2,500 for services rendered by PricewaterhouseCoopers’ human resources subsidiary.

The Audit and Compliance Committee has considered and determined that the provision of these additional services is compatible with maintaining PricewaterhouseCoopers’ independence. For more information concerning the Company’s Audit and Compliance Committee, see p. 4 of these Annual Meeting materials.

THE AUDIT AND COMPLIANCE COMMITTEE

Eustace Frederick

B. L. Jackson

Walter L. Sowers

EXECUTIVE COMPENSATION

Cash Compensation

Executive officers of the Company are not compensated for services rendered to the Company. Executive officers of its subsidiaries are compensated for services rendered. The table below sets forth the cash compensation of the Company’s Chief Executive Officer and the four most highly compensated executive officers of First Century Bankshares, Inc. earning $100,000 or more for the years ended December 31, 2002, 2001, and 2000.

Summary Compensation Table

	Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary		Bonus (1)		Other Compensation (2)	Securities Underlying Options	All Other (3)

R. W. Wilkinson Chairman, President and CEO	2002 2001 2000	$ $ $	223,260 215,550 211,875	$ $ $	92,376 93,786 88,593	— — —	— — —	$ $ $	62,132 57,769 53,757

Byron K. Satterfield Executive Vice President and Trust Officer	2002 2001 2000	$ $ $	115,500 115,500 111,500	$ $ $	2,611 16,629 17,309	— — —	— — —	$ $ $	19,906 18,130 16,723

Frank W. Wilkinson Executive Vice President and Chief Operating Officer	2002 2001 2000	$ $ $	111,720 97,035 92,170	$ $ $	10,316 11,866 9,932	— — —	— — —	$ $ $	3,014 3,000 2,400

John P. Beckett Senior Vice President and Trust Officer	2002 2001	$ $	110,829 36,668	$ $	19,198 48,599	— —	— —		— —

Jeffery L. Forlines Senior Vice President and Chief Credit Officer	2002 2001 2000	$ $ $	95,570 92,860 90,517	$ $ $	8,672 11,189 14,115	— — —	— — —	$ $ $	1,768 4,000 1,950

(1)	The amounts in the Bonus column include cash bonuses paid pursuant to The Executive Bonus Plan. Mr. R. W. Wilkinson received the following amounts under this plan: 2002—20,259, 2001—$26,136; and 2000—$26,409. Mr. Satterfield received the following amounts under this plan: 2002—$0, 2001—$13,860; and 2000—$14,528. Mr. F. W. Wilkinson received the following amounts under this plan: 2002—$10,316, 2001—$11,866; and 2000—$9,932. Mr. Beckett received the following amounts under this plan: 2002—$10,231; and 2001—$4,400. Mr. Forlines received the following amounts under this plan: 2002—$8,672, 2001—$11,189; and 2000—$9,999. Additionally, under a split-dollar life insurance arrangement, Mr. R. W. Wilkinson received the following bonus amounts to be applied to the cost of insurance: 2002—$72,117; 2001—$67,650; and 2000—$62,183. Mr. Satterfield received the following amounts under a similar split-dollar life insurance arrangement: 2002—$2,610; 2001—$2,769; and 2000—$2,781. Mr. Beckett received the following amounts under a relocation reimbursement arrangement: 2002—$8,967; and 2001—$44,198. In 2000, Mr. Forlines received $4,116 under a relocation reimbursement arrangement.

(2)	Includes amounts paid for services as a director.

(3)	Includes amounts contributed by the Corporation pursuant to its qualified 401(k) retirement savings plan as follows: Mr. R. W. Wilkinson, 2002—$5,500; 2001—$5,250, and 2000—$5,250; Mr. Satterfield, 2002—$5,500; 2001—$5,250, and 2000—$5,250; Mr. F. W. Wilkinson, 2002—$3,000, 2001—$3,000, and 2000—$2,400; and Mr. Forlines, 2002—$1,750, 2001—$4,000, and 2000—$1,950;. Additionally, the current dollar value of the benefit to executive officers of the remainder of the premiums paid by the Corporation under a split-dollar life insurance arrangement, projected on an actuarial basis, is as follows: Mr. R. W. Wilkinson, 2002—$56,632, 2001—$52,519, and 2000—$48,507; and Mr. Satterfield, 2002—$14,406, 2001—$12,880, and 2000—$11,473. Messrs. Frank W. Wilkinson and Mr. Forlines also received $14.00 and $18.00 respectively for account referrals.

The Corporation provides certain personal benefits to officers not directly related to job performance, such as personal use of automobiles and the portion of club dues and fees which may be attributable to personal use. Management of the Corporation has concluded that the aggregate amounts of such personal benefits do not exceed the lesser of either $50,000 or 10% of total salary and bonus for any individual officer.

EXECUTIVE COMPENSATION COMMITTEE REPORT

Please see the glossary at the end of this report for definitions of the capitalized terms used in this report which have not already been defined in this Proxy Statement.

Overview of Compensation Philosophy

The Committee establishes the salaries and other compensation of the executive officers of the Company, including its President and CEO and other Named Executive Officers. The Committee consists entirely of independent Directors who are not officers or employees of the Company.

The Company’s executive compensation program is designed to:

•	retain executive officers by paying them competitively, motivate them to contribute to the Company’s success, and reward them for their performance;

•	link a substantial part of each executive officer’s compensation to the performance of both the Company and the individual executive officer; and

•	encourage ownership of Company common stock by executive officers.

As discussed below, the program consists of, and is intended to balance, three elements:

•	Salaries. Salaries are based on the Committee’s evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by the Company’s Peer Group to executive officers holding equivalent positions.

•	Executive Annual Incentive Awards. Executive Annual Incentive Awards are based on an evaluation of both individual and Company performance against qualitative and quantitative measures.

•	Long-term Incentive Compensation. Long-term incentive awards, which consist of stock options are designed to insure that incentive compensation is linked to the long-term performance of the Company and its common stock.

Evaluation of Executive Performance

The Committee does not usually rely solely on predetermined formulae or a limited set of criteria when it evaluates the performance of the President and CEO and the Company’s other executive officers. Instead, the Committee considers:

•	management’s overall accomplishments;

•	the accomplishments of the individual executives;

•	the Company’s financial performance; and

•	other criteria discussed below.

In 2002, management continued to effectively implement its long-term strategies, which included:

•	continued enhancement of the asset quality of the loan portfolio;

•	enhancement of credit underwriting policies and procedures.

•	growth and expansion of nontraditional bank products.

The Committee believes that the success of these strategies is evidenced by:

•	the Company’s financial performance in 2002;

•	reduction in provisions of loan losses and non-performing assets;

•	the implementation of underwriting policies and practices to identify more accurately problem loans.

•	the implementation of underwriting policies and practices to enhance the quality of new loans.

•	the Company’s ongoing affiliation with Bankers Insurance Corp., a multi-bank owned insurance agency to offer a full-range insurance products.

Total Compensation

Target total compensation levels of Company executives are established with consideration given to an analysis of competitive market total compensation. The total compensation package for each executive is then broken down into the basic components indicated above and discussed in more detail below. In recent years, the Committee has been directing a shift in the mix of the Company’s executive compensation towards incentive compensation, with proportionately lesser emphasis on salaries. This strategy is intended to increase the performance orientation of the Company’s executive compensation, and the Committee intends to continue this emphasis in 2003. Based on available public data and the analysis of its outside compensation advisors, the total compensation of Mr. Wilkinson and the other Named Executive Officers generally fell in the median of total compensation paid by the Peer Group to their executives holding equivalent positions. The Committee believes that position was consistent with the performance of the Company compared to the Peer Group.

Salaries

In setting salaries, the first element of executive compensation, the Committee did not use a predetermined formula. Instead, the 2002 salaries of the President and CEO and the other executive officers were based on:

•	the Committee’s evaluation of each officer’s individual job performance;

•	an assessment of the Company’s performance; and

•	a consideration of salaries paid by the Peer Group to executive officers holding equivalent positions.

President and CEO. Mr. R. W. Wilkinson’s salary in 2002 totaled 223,260. Compensation for 2003 has not been set. It is anticipated that Mr. Wilkinson’s salary will be adjusted for inflation.

Other Named Executive Officers. The 2002 salaries of Messrs. Satterfield, F. W. Wilkinson, Beckett and Forlines, the other Named Executive Officers are shown in the “Salary” column of the Summary Compensation Table.

Executive Annual Incentive Awards

The second element of the executive compensation program is the Executive Bonus Plan.

The Board of Directors adopted the Executive Bonus Plan in 1998. Under the terms of this plan, the Board awards a bonus based on a formula which considers the return of average assets and overall growth of the Company.

For 2002, an annual incentive award of 20,259 for Mr. R. W. Wilkinson was approved by the Committee and confirmed by the Board. The Annual Incentive Awards for 2002 paid to each of the Named Executive Officers are shown in the “Bonus” column of the Summary Compensation Table.

Long-Term Incentive Compensation—Stock Option Plan

In 1998, Mr. R. W. Wilkinson and the other executive officers became eligible to participate in the Company’s long-term incentive compensation program, the third element of executive compensation. As discussed below, the program consisted of stock option grants which would be made under the Company’s Stock Option Plan.

President and CEO. Based upon this data, no options have been awarded since the initial option grants in 1998.

Other Named Executive Officers. The other Named Executive Officers received stock options as set forth in the Stock Option Grants table on page 18. The Key-Employee Stock Options of the Named Executive Officers and all other executive officers will vest over a five (5) year period with twenty (20) percent of the options vesting each year.

Glossary

Committee. The Executive Compensation Committee of the Board of Directors which is comprised of the non-employee members of the Executive committee.

Executive Bonus Awards. These awards are annual cash payments which may be awarded by the Committee pursuant to the Company’s Bonus Plan which sets a maximum award to each executive officer on the basis of both Company performance and individual performance over the prior year. Qualitative and quantitative performance indicators are used to serve as the basis for an assessment of the performance of the executive officers and are published by the Committee (and approved by the Board in the case of the CEO) at the beginning of the performance period.

Stock Options. Stock options granted under the Company’s Stock Option Plan to a select group of management employees are considered to have a substantial impact on the Company’s operations.

Named Executive Officers. This refers to the CEO and four highest executive officers of the Company who earn salaries and bonuses in excess of $100,000.

Peer Group. This group consists of a national peer group of banks with assets of 200—500 million dollars.

THE EXECUTIVE COMPENSATION COMMITTEE

Robert M. Jones

Charles A. Peters

Scott H. Shott

Employment Agreements

Effective January 10, 2002, First Century Bankshares, Inc. entered into an employment agreement with Byron K. Satterfield (the “Agreement”). Pursuant to the Agreement, the Company agreed to employ Mr. Satterfield part-time to perform various banking services similar and related to those he has performed previously with the Bank. The term of the Agreement commenced on January 10, 2002, and continued through April 1, 2004 (the “Term”). Commencing on April 2, 2004, and continuing until April 1, 2009 (the “Consulting Period”), the Company also agreed to retain Mr. Satterfield part-time as a consultant for the Bank, performing certain tasks discussed more fully below.

The Term or Consulting Period is immediately terminated by various events, including the following:

•	Mr. Satterfield’s death or resignation;

•	Fraudulent or criminal conduct of a material nature by Mr. Satterfield;

•	Mr. Satterfield’s willful material malfeasance or material neglect of duties assigned by the Bank, provided such a willful malfeasance or neglect is not cured by Mr. Satterfield within seven (7) days after written notice thereof by the Company;

•	Mr. Satterfield moving his primary domicile outside of Bluefield, West Virginia;

•	Failure by Mr. Satterfield to support Bank’s or Company’s strategic plans or any other management policies under such plans or policies which have been approved by the Bank’s or Company’s board of directors, as appropriate; or

•	Mr. Satterfield’s incapacity by reason of physical or mental condition that prevents him from performing his duties for a period of one hundred and eighty (180) consecutive days, or a total of one hundred and eighty (180) days out of any three hundred and sixty (360) day period.

During the Term, the Bank will pay Mr. Satterfield an annual salary equal to his current salary. During the Consulting Period, Bank will pay Mr. Satterfield Fifty Thousand Dollars (50,000) per year. In the event of the death or disability of Mr. Satterfield during the Term, Mr. Satterfield, or his estate, shall be entitled to compensation in the amount of Two Hundred and Fifty Thousand Dollars (250,000). In the event of the death or disability of Mr. Satterfield during the Consulting Period, Mr. Satterfield’s estate is entitled to the difference between Two Hundred and Fifty Thousand Dollars (250,000), and the gross amount of compensation paid to him during the Consulting Period.

Mr. Satterfield is also entitled to certain fringe benefits, including:

•	Participation in employee benefit plans, including any retirement plans, health plans, and disability insurance plans;

•	Title to the automobile used by Mr. Satterfield when the Agreement was signed; and

•	Payment of Mr. Satterfield’s dues for club memberships.

In addition, during the Term and the Consulting Period, the Bank shall take all steps to maintain the Executive Split-Dollar Life Insurance Agreement and Plan, in compliance with the terms of the Agreement and Plan. During the Term, Company agrees to pay a bonus to Mr. Satterfield equal to the cost of the premium for such policy. After the Term and during the Consulting Period, Mr. Satterfield shall be solely responsible for payment of such premium.

In addition, during the Term, the Bank will provide Mr. Satterfield with an annual medical physical with a doctor of his choice (less any such expenses payable by health insurance). During the Term, Mr. Satterfield will also participate in the flexible spending plan of Bank.

Under the Agreement, Mr. Satterfield will also continue to be covered under all health insurance plans of the Bank during the Term. During the Consulting Period, Bank is required to take all reasonable steps to allow Mr. Satterfield to elect to participate in such health insurance coverage as is made available to retired employees of the Bank including, but not limited to, continued health insurance and/or supplemental insurance to Medicare for Mr. Satterfield’s wife. In the event that Mr. Satterfield dies during the term, the Bank shall provide his wife with coverage comparable to that available to spouses of retired employees under applicable terms and conditions.

Finally, Mr. Satterfield’s rights and obligations under the Company Stock Option Plan shall continue.

First Century Bankshares, Inc. Plans

Retirement Savings Plan. The Company maintains a qualified 401(k) retirement savings plan. All full time employees are eligible to participate on a voluntary basis, after completing their first year of service. All employee contributions were matched by the Company at a rate of fifty percent (50%) of the employee contribution for 2002.

Pension Plan. The Company and its subsidiary have maintained a qualified, noncontributory pension plan for which each year’s accrued costs are funded by the Bank. This Plan was amended January 1, 1989, to incorporate any new subsidiaries which may become associated with the Company.

Amounts are accrued or set aside each fiscal year to provide fixed benefits to employees in the event of retirement at a specified age after a specified number of years of service. The amount of estimated annual benefits upon retirement assumes that the employee will continue to be employed at his or her present compensation until retirement at age 65.

All employees who have attained the age of 22 and who have been employed for at least six (6) months are eligible to participate. Benefits are determined on an actuarial basis under a formula which takes into consideration the participant’s years of service and average earnings for the five highest years.

The cost of contributions to the plan is not included in the table contained under the caption “Executive Compensation” because the regular actuaries of the plan cannot readily calculate the amount of the contribution applicable to individual members of the plan.

The table set forth below illustrates the estimated annual retirement benefits payable to salaried employees, based on approximate current salary levels, assuming retirement at age 65 on January 1, 2003.

Pension Plan Table

Average Annual Compensation, Highest Five Years	Years of Service
	15	20	25	30	35	40
$ 15,000	$ 4,275	$5,700	$ 7,125	$ 8,550	$ 9,975	$ 11,400
$ 25,000	7,125	9,500	11,875	14,250	16,625	19,000
$ 35,000	9,975	13,300	16,625	19,950	23,275	26,600
$ 45,000	12,825	17,100	21,375	25,650	29,925	34,200
$ 55,000	15,675	20,900	26,125	31,350	36,575	41,800
$ 65,000	18,525	24,700	30,875	37,050	43,225	49,400
$ 75,000	21,375	28,500	35,625	42,750	49,875	57,000
$ 85,000	24,225	32,300	40,375	48,450	56,525	64,600
$ 95,000	27,075	36,100	45,125	54,150	63,175	72,200
$105,000	29,925	39,900	49,875	59,850	69,825	79,800
$115,000	32,775	43,700	54,625	65,550	76,475	87,400
$125,000	35,625	47,500	59,375	71,250	83,125	95,000
$135,000	38,475	52,300	64,125	76,950	89,775	102,600
$145,000	41,325	55,100	68,875	82,650	96,425	110,200
$150,000	42,750	57,000	71,250	85,500	99,750	114,000
$155,000	44,175	58,900	73,625	88,350	103,075	117,800
$160,000	45,600	60,800	76,000	91,200	106,400	121,000

As of December 31, 2002, Mr. R. W. Wilkinson had 40 credited years of service, Mr. Satterfield had 39 credited years of service, Mr. F. W. Wilkinson had 12 credited years of service, Mr. Forlines had 26 credited years of service, and Mr. Beckett had 1 credited year of service under the pension plan.

STOCK OPTION GRANTS IN 2002

This table shows all options to purchase our common stock granted to each applicable Named Executive Officer in 2002.

Stock Option Grants in 2002

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in 2002	Exercise or Base Price ($/Shr.) (2)	Expiration Date	Grant Date Present Value ($)(3)
R. W. Wilkinson	10,000	27.40%	18.00	8/20/2012	25,100
Byron K. Satterfield	500	1.37%	18.00	8/20/2012	1,255
Frank W. Wilkinson	5,000	13.70%	18.00	8/20/2012	12,550
John P. Beckett	2,500	6.85%	18.00	8/20/2012	6,275
Jeffrey L. Forlines	5,000	13.70%	18.00	8/20/2012	12,550

(1)	Option grants for 2002 consisted of options which vest at a rate of 20% per year on each anniversary date beginning August 20, 2003. The options are exercisable over ten (10) year periods, beginning with each respective option’s date of vesting.

(2)	The exercise price for all stock option grants shown in this column is the average of the closing prices reported on the last five (5) business days prior to the grant date on which the common stock traded.

(3)	The Black-Scholes option pricing model was used to estimate grant date present values. The values indicated were calculated using the following assumptions: (i) an expected volatility of 26.41%, (ii) an expected dividend yield of 4.84%, (iii) a risk-free interest rate at the date of grant based upon a term equal to the expected life of the option of 3.84%, (iv) an expected option life of 7 years, equal to the anticipated period of time from date of grant to exercise, and (v) no discounts for non-transferability or risk of forfeiture. These estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, the executive may realize will depend upon the increase in the market value of our common stock through the date of exercise.

PERFORMANCE GRAPH

This graph compares our total shareholder returns (assuming reinvestment of dividends), the NASDAQ stock index and the Carson Medlin Company’s Independent Bank Index. The Independent Bank Index is the compilation of the total return to shareholders over the past five years of a group of 22 independent community banks located in the southeastern states of Alabama, Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia.

	1997	1998	1999	2000	2001	2002
FIRST CENTURY BANKSHARES, INC.	100	127	96	76	94	118
INDEPENDENT BANK INDEX	100	113	105	97	113	141
NASDAQ INDEX	100	141	252	157	125	86

Identification of Executive Officers

Set forth below is information concerning the Company’s Executive Officers.

Name	Age	Year Appointed	Present Position and Business Experience During the Last Five Years
B. L. Jackson	78	1983	Chairman of the Corporation

R. W. Wilkinson	70	1983	President and Chief Executive Officer of the Corporation and First Century Bank, N.A.

Charles A. Peters	80	1983	Secretary of the Corporation

Byron K. Satterfield	64	1989	Executive Vice President and Trust Officer, First Century Bank, N.A.

Frank W. Wilkinson	41	1996	Executive Vice President and Chief Operating Officer, First Century Bank, N.A.

William E. Albert	51	1984	Assistant Secretary of the Corporation; Senior Vice President and Cashier, First Century Bank, N.A.

J. Ronald Hypes	41	1994	Treasurer of the Corporation; Senior Vice President and Chief Financial Officer, First Century Bank, N.A.

Jeffery L. Forlines	47	1998	Senior Vice President and Chief Credit Officer, First Century Bank, N.A.

John P. Beckett, Jr.	53	2002

Senior Vice President and Trust Officer, First Century Bank, N.A. since 2001; Senior Vice President & Trust Officer of American National Bankshares in Danville, Virginia (July, 2000 through September, 2001); Senior Vice President of One Valley Bank (prior to July, 2000)

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 1, 2003, the persons or entities who to the best information and knowledge of the Corporation, beneficially own more than 5% of the outstanding shares of the Corporation’s common stock. Except where otherwise indicated, the following stockholders are the record owners of, and possess sole voting and investment powers with respect to, all of their shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
R. W. Wilkinson 2207 Orchard Way Bluefield, West Virginia 24701	219,100(1)	11.00%

The Ethel N. Bowen Foundation 500 Federal Street Bluefield, West Virginia 24701	130,000(2)	6.53%

(1)	Includes 199,100 shares owned of record by Mr. Wilkinson. Also includes 20,000 shares owned of record by Mr. Wilkinson’s wife, as to which Mr. Wilkinson disclaims beneficial ownership.

(2)	These shares are held by First Century Bank, N.A. as a safekeeping custodian for The Ethel N. Bowen Foundation. The Ethel N. Bowen Foundation is a private charitable foundation, the affairs of which are governed by a board of directors composed of six persons. Four of these directors are also directors of First Century Bankshares, Inc. and First Century Bank, N.A. and include: B. L. Jackson, Jr., B. K. Satterfield, F. W. Wilkinson, and R. W. Wilkinson. The fifth director, Jeffery L. Forlines, is an executive officer of the Corporation. The sixth director is Henry C. Bowen.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION

OF PROXY PROPOSALS AND

OTHER BUSINESS OF SHAREHOLDERS

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Under the rules of the SEC, shareholder proposals intended to be presented at the Company’s 2004 Annual Meeting of Share-holders must be received by us, Attention: Secretary, at our principal executive offices by December 31, 2003 for inclusion in the proxy statement and form of proxy relating to that meeting.

Stock Transfers

Shares of the Company’s common stock are occasionally bought and sold by private individuals, firms or corporations. In many instances, the Company does not have knowledge of the purchase price or the terms of the purchase. No definitive records of bids and ask or sale prices are available.

If you would like information about firms that make a market in our stock, you may contact J. Ronald Hypes, Treasurer, First Century Bankshares, Inc., 500 Federal Street, Bluefield, West Virginia 24701, or e-mail rhypes@firstcentury.com

FORM 10-K

The company will furnish without charge to each person whose proxy is being solicited, upon the request of any such person, a copy of the company’s annual report on Form 10-K for 2002. Requests for copies of such report should be directed to J. Ronald Hypes, Treasurer, First Century Bankshares, Inc., 500 Federal Street, Bluefield, West Virginia 24701.

Whether or not you plan to attend the Meeting, please mark, sign, date and promptly return the enclosed proxy in the enclosed envelope. No postage is required for mailing in the United States.

By Order of the Board of Directors,

March 21, 2003

Appendix A

First Century Bankshares, Inc.

Audit Committee Charter

MISSION STATEMENT

The Audit Committee shall assist the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee shall review the financial reporting process, the system of internal control, the audit process, and the company’s process for monitoring compliance with laws and regulations with the Board of Directors, Management, and the Internal and External Auditors. To effectively perform his or her role, each committee member shall obtain an understanding of the detailed responsibilities of committee membership as well as the company’s business, operations, and risks.

Independence is defined under the Code of Profession Conduct (Rule 101) as a highly subjective term because it concerns an individual’s ability to act with integrity and objectivity. Integrity relates to honesty, while objectivity is the ability to be neutral during the conduct of the engagement and the preparation of the report.

While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

ORGANIZATION

Committee Composition

The Audit Committee shall be comprised of five or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the committee shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the stock exchange listing standards.

All members should have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

November 21, 2002

Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

Frequency of meetings

The Audit Committee shall hold four regular meetings each year. Any member of the Committee, including the Internal Auditor can call special meetings. For both regular and special meetings, a quorum must be present in order to transact official business.

ROLES AND RESPONSIBILITIES

Internal Control

•	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal control and ensuring that all individuals possess an understanding of their roles and responsibilities

•	Focus on the extent to which internal and external auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown

•	Gain an understanding of whether internal control recommendations made by internal and external auditors have been implemented by management

•	Ensure that the internal auditors keep the audit committee informed about fraud, illegal acts, deficiencies in internal control, and certain other matters

Financial Reporting

General

•	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements

•	Ask management and the internal and external auditors about significant risks and exposures and the plans to minimize such risks

Annual Financial Statements

•	Review the annual financial statements and determine whether they are complete and consistent with the information known to committee members; assess whether the financial statements reflect appropriate accounting principles

•	Pay particular attention to complex and/or unusual transactions such as restructuring changes and derivative disclosures

November 21, 2002

•	Focus on judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of loan losses; warranty, product, and environmental liability; litigation reserves; and other commitments and contingencies

•	Meet with management and the external auditors to review the financial statements and the results of the audit

•	Consider management’s handling of proposed audit adjustments identified by the external auditors

•	Review Management’s Discussion and Analysis and other sections of the annual report before its release and consider whether the information is adequate and consistent with members’ knowledge about the company and its operations

•	Ensure that the external auditors communicate certain required matters to the committee

Interim Financial Statements

•	Review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results if Operations with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q (this may be done by the committee chairperson or the entire committee)

•	Be briefed on how management develops and summarizes quarterly financial information, the extent of internal audit involvement, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis

•	Meet with management and, if a pre-issuance review was completed, with the external auditors, either telephonically or in person, to review the interim financial statements and the results of the review (this may be done by the committee chairperson or the entire committee)

•	To gain insight into the fairness of the interim statements and disclosures, obtain explanations from management and from internal and external auditors on whether;

♦	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results

♦	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the company’s operations and financing practices

♦	Generally accepted accounting principles have been consistently applied

♦	There are any actual or proposed changes in accounting or financial reporting practices

♦	There are any significant or unusual events or transactions

♦	The company’s financial and operating controls are functioning effectively

♦	The company has complied with the terms of loan agreements or security indentures

•	Ensure that the external auditors communicate certain required matters to the committee

November 21, 2002

Compliance with Laws and Regulations

•	Review the effectiveness of the system for monitoring compliance with laws and regulations, and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities

•	Periodically obtain updates from management, general counsel, and tax director regarding compliance

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements

•	Review the findings of any examinations by regulatory agencies, such as the OCC or Securities and Exchange Commission

Internal Audit

•	Review the activities and organizational structure of the internal audit function

•	Review the qualifications of the internal audit function and concur in the appointment, replacement, reassignment, or dismissal of the director of internal audit

•	Review the effectiveness of the internal audit function

External Audit

•	Review the external auditors’ proposed audit scope and approach

•	Review the performance of the external auditors and recommend to the board of directors the appointment or discharge of the external auditors

•	Review and confirm the independence of the external auditors by reviewing and approving the non-audit services provided and the auditors’ assertion on their independence in accordance with professional standards

•	At least annually, the committee shall obtain and review a report by the independent auditors describing:

♦	The firm’s internal quality control procedures

♦	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues

♦	All relationships between the independent auditor and the Company (to assess the auditor’s independence)

November 21, 2002

Other Responsibilities

•	Meet with the external auditors, director of internal audit and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately

•	Ensure that significant findings and recommendations made by the internal and external auditors are received and discussed on a timely basis

•	Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies

•	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist

•	Perform other oversight functions as requested by the full board

•	Review and update the charter, receive approval of changes from the board

•	Establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters

•	Perform an evaluation of its performance at least annually to determine whether it is functioning effectively

REPORTING RESPONSIBILITIES

•	Regularly update the board of directors about committee activities and make appropriate recommendations

November 21, 2002

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE ANNUAL MEETING OF STOCKHOLDERS OF

FIRST CENTURY BANKSHARES, INC.

The undersigned stockholders(s) of FIRST CENTURY BANKSHARES, INC., hereby appoints and constitutes CHARLES A. PETERS, JOHN H. SHOTT, WM. CHANDLER SWOPE AND FRANK W. WILKINSON, or any one of them, but if more than one present, a majority of them present, to act as lawful attorney or proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Corporation to be held on April 15, 2003, at Fincastle Country Club, Route 720, Double Gates, Bluefield, Virginia, at 11:00 a.m. or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

1.   To elect fourteen (14) directors of the Corporation for terms of one year, and until their successors are elected and qualified.

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD AUTHORITY You also may withhold authority to vote for any nominee by lining through or otherwise striking out his name.
Paul Cole, Jr.	Charles A. Peters	Wm. Chandler Swope
Eustace Frederick	Byron K. Satterfield	J. Brookins Taylor, M.D.
B.L. Jackson, Jr.	John H. Shott	Frank W. Wilkinson
Robert M. Jones, M.D.	Scott H. Shott	R.W. Wilkinson
Marshall S. Miller	Walter L. Sowers

(Continued and to be signed on reverse side)

(Continued from reverse side)

2.  To ratify the selection of the firm of PricewaterhouseCoopers, LLP, as independent auditors of the Corporation for the fiscal year ending December 31, 2003.

☐  For                                         ☐  Against                                     ☐  Abstain

3.  In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted ratably FOR Proposal 1 and will be voted FOR Proposal 2.

Dated this day of , 2003
(Please date and sign exactly as name(s) appear on the share certificate.)
Signature

                                                                  Signature

(When signing as an attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. For joint accounts, each joint owner should sign.)